UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MORGAN STANLEY

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date filed:

An Urgent Message From Tom Nides

[Today] [Yesterday] [Recently] Morgan Stanley sent you a new proxy card via overnight courier, because you have not yet voted shares held in brokerage accounts or in registered form.  It is important that these shares be represented on the key issues being considered at Morgan Stanley’s annual shareholders meeting on April 10.  If you have not voted these shares, please vote as soon as possible using these proxy cards.  The cards come with instructions on how to vote by telephone or internet – these are fast, simple methods for voting.   If your shares are held in a Morgan Stanley brokerage account, you also can contact Morgan Stanley’s customer service center toll free at ______________ or by email at ______________ for assistance with voting your shares.

Your vote “FOR” the EICP is particularly important.  Absent shareholder approval of the EICP, Morgan Stanley’s ability to make year-end equity awards to employees will be severely limited.

If you have any questions, please contact our proxy solicitors toll free at 1-800-967-7921 or 1-877-750-5837.  Thank you.